UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

Voya Financial, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT

for the

ANNUAL MEETING OF STOCKHOLDERS

To be held on July 30, 2014

The information herein updates certain information set forth in the Proxy Statement on Schedule 14A (the “Proxy Statement”) of Voya Financial, Inc. (the “Company”), dated June 16, 2014 and relating to the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on July 30, 2014, under the captions “Our Director Nominees”, “Board Committees – Compensation and Benefits Committee” and “Report of Our Compensation and Benefits Committee”.

As of July 21, 2014, Willem F. Nagel, a director of the Company and a nominee for re-election as a director at the Annual Meeting, resigned from the Compensation and Benefits Committee of the Board of Directors of the Company. Mr. Nagel will continue to serve as a director of the Company and will continue to stand for re-election as a director at the Annual Meeting.

Except for the foregoing update, this supplement does not affect any other information contained in the Proxy Statement.